UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 17, 2021

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange
Common Stock, No Par Value	FMAO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2021, the Board of Directors of Farmers & Merchants Bancorp, Inc. (the “Company”) determined to appoint David P. Vernon to its Board of Directors effective as of the consummation of the merger of Perpetual Federal Savings Bank of Urbana (“Perpetual”) with and into Farmers & Merchants State Bank (the “Bank”), the Company’s wholly-owned commercial bank subsidiary, which is expected to close on October 1, 2021. Mr. Vernon is the owner and operator of Vernon Family Funeral Homes in Champaign County, Ohio.

As a member of the Company’s Board of Directors, Mr. Vernon will receive fees in accordance with those paid to non-employee members of the Company’s Board of Directors in general. Cash compensation is paid to directors in the form of retainers and meeting fees. The standard annual cash retainer for Board service is $25,000. An $800 fee is paid to a director for each Board meeting attended and a $600 fee is paid for each committee meeting. Each director is also paid an annual retainer in Company stock, valued at $4,000, under the Company’s Long-Term Stock Incentive Plan. The committees of the Boards of Directors on which Mr. Vernon will serve have not yet been determined.

In addition, the Company, through the Bank, regularly engages in the lending of money to Directors and executive officers, including their related interests. All such loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectability or present other unfavorable features.

Item 8.01. Other Events.

On September 21, 2021, the Company issued a press release announcing the receipt of Federal and State regulatory approvals for its pending acquisition of Perpetual (the “Acquisition”), which is anticipated to close on October 1, 2021, and the related approval for the Acquisition by Perpetual’s shareholders. A copy of the press release is furnished herewith as Exhibit 99.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99	Press release, dated September 21, 2021

104	The Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS
BANCORP, INC.
(Registrant)

Dated: September 21, 2021	/s/ Lars B. Eller
Lars B. Eller
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President & Chief Financial Officer